UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2014

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7911 Herschel Avenue, Suite 201 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

Jacksonville 50 (Florida)

On September 9, 2014, Reven Housing Florida, LLC, a Delaware limited liability company and a wholly owned subsidiary of Reven Housing REIT, Inc. (the “Company”), entered into a Single Family Homes Real Estate Purchase and Sale Agreement (the “Jacksonville 50 Agreement”) with Heritage II Holdings, LLC, a Florida limited liability company, Heritage III Holdings, LLC, a Florida limited liability company, Heritage IV Holdings, LLC, a Florida limited liability company, Heritage V Holdings, LLC, a Florida limited liability company, Heritage RE Holdings, LLC, a Florida limited liability company, and Lincoln Property Management, LLC, a Florida limited liability company (collectively, the “Jacksonville 50 Sellers”), to purchase a portfolio of up to 50 single-family homes located in the Jacksonville, Florida, metropolitan area from the Jacksonville 50 Sellers. The Jacksonville 50 Sellers are unaffiliated with the Company. The agreement provides for a deposit of $33,000 within five business days of the execution of the agreement, and the total contract purchase price for the 50 properties is $3,300,000, excluding closing costs and subject to certain adjustments. The properties collectively encompass an aggregate of 61,052 rental square feet, of which 48 properties are subject to one-year leases with tenants and the remaining 2 properties are vacant as of the date of this report.

For a period commencing on the effective date of the agreement and ending on the date that is 30 days after the Company has received all of the property information relating to the properties (the “Due Diligence Period”), the Company may conduct inspections to determine any necessary repairs or improvements to bring the properties into compliance with the applicable local building code and/or repairs if recommended. The costs for any such repairs will be deducted from the purchase price under certain conditions unless the sellers agree to complete all such repairs within 45 days of the closing. The agreement contains customary representations and warranties by the sellers, and the Company would be obligated to purchase the properties only after satisfaction of agreed upon closing conditions.

The agreement provides that the closing for the purchase of the properties is to occur within 30 days after the expiration of the Due Diligence Period. There can be no assurance that the Company will consummate the acquisition.

The foregoing description of the Jacksonville 50 Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Memphis 22 (Tennessee)

On September 9, 2014, Reven Housing Tennessee, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, entered into a Single Family Homes Real Estate Purchase and Sale Agreement (the “Memphis 22 Agreement”) with Gregory Griffin, an individual (the “Memphis 22 Seller”), to purchase a portfolio of up to 22 single-family homes located in the Memphis, Tennessee, metropolitan area from the Memphis 22 Seller. The Memphis 22 Seller is unaffiliated with the Company. The agreement provides for a deposit of $18,250 within five business days of the execution of the agreement, and the total contract purchase price for the 22 properties is $1,825,000, excluding closing costs and subject to certain adjustments. The properties collectively encompass an aggregate of 36,652 rental square feet, of which 18 properties are subject to one-year leases with tenants and the remaining 4 properties are vacant as of the date of this report.

For a period commencing on the effective date of the agreement and ending on the date that is 30 days after the Company has received all of the property information relating to the properties (the “Due Diligence Period”), the Company may conduct inspections to determine any necessary repairs or improvements to bring the properties into compliance with the applicable local building code and/or repairs if recommended. The costs for any such repairs will be deducted from the purchase price under certain conditions up to 10% of the purchase price based on a report of a third-party home inspector. The agreement contains customary representations and warranties by the seller, and the Company would be obligated to purchase the properties only after satisfaction of agreed upon closing conditions.

The agreement provides that the closing for the purchase of the properties is to occur within 30 days after the expiration of the Due Diligence Period. There can be no assurance that the Company will consummate the acquisition.

The foregoing description of the Memphis 22 Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Jacksonville 49

On September 5, 2014, the Company, through a wholly owned subsidiary, closed on the acquisition of one property located in the Jacksonville, Florida, metropolitan area, pursuant to that certain Single Family Homes Real Estate Purchase and Sale Agreement dated May 5, 2014, as amended on June 25, 2014 and as further amended on July 2, 2014 (collectively, the “Jacksonville 49 Agreement”), with BGF Homes, LLC, a Florida limited liability company, CJJ Development II, LLC, a Florida limited liability company, DCCF Properties, LLC, a Florida limited liability company, NBJW Properties, LLC, a Florida limited liability company, North Jacksonville Rentals, LLC, a Florida limited liability company, Rams Real Estate Holdings, LLC, a Florida limited liability company, and Obadiah G. Dorsey, an individual (collectively, the “Jacksonville 49 Sellers”). The acquired property is part of a portfolio of 49 single-family homes subject to the Jacksonville 49 Agreement, of which 46 properties were previously acquired by the Company on July 7, 2014. The Jacksonville 49 Sellers do not have a material relationship with the Company and the acquisition was not an affiliated transaction.

The contract purchase price for the one acquired property was approximately $65,000, exclusive of closing costs. The Company funded 100% of the purchase with cash that was released from the escrow holdback subject to the Jacksonville 49 Agreement. The one acquired property encompasses 900 square feet and is a three-bedroom, two-bath home. The property is subject to a one-year lease.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed with this report:

Exhibit 10.1	Single Family Homes Real Estate Purchase and Sale Agreement (Jacksonville 50) dated September 9, 2014
Exhibit 10.2	Single Family Homes Real Estate Purchase and Sale Agreement (Memphis 22) dated September 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: September 11, 2014	/s/ Chad M. Carpenter
Chad M. Carpenter
Chief Executive Officer